UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2013

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	24-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The Preferred Offering and Preemptive Rights Offering

On September 11, 2013 (the “Issuance Date”), Lighting Science Group Corporation (the “Company”) entered into a Preferred Stock Subscription Agreement (the “Series J Subscription Agreement”) with RW LSG Holdings LLC (“Riverwood”), PCA LSG Holdings, LLC (“PCA”) and LSGC Holdings II LLC (“LSGC Holdings” and, together with PCA, “Pegasus”). Pursuant to the Series J Subscription Agreement, the Company issued an aggregate of 17,394 shares of the Company’s newly designated Series J Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”), at a price of $1,000 per share (the “Stated Value”). The Company issued 12,500, 2,500 and 2,394 shares of Series J Preferred Stock (“Preferred Shares”) to LSGC Holdings, PCA and Riverwood, respectively, and raised gross proceeds of approximately $17.4 million (the “Preferred Offering”).

In connection with the Preferred Offering, and in accordance with the Amended and Restated Certificate of Designation governing the Company’s Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) and the Amended and Restated Certificate of Designation governing the Company’s Series I Convertible Preferred Stock (the “Series I Certificate of Designation,” and together with the Series H Certificate of Designation, the “Certificates of Designation”), the Company agreed to offer to all holders of shares of the Company’s Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”), and Series I Convertible Preferred Stock, par value $0.001 per share (the “Series I Preferred Stock”), the right to purchase a pro rata amount of shares of Series J Preferred Stock (based upon such holder’s ownership of the Company’s outstanding shares of common stock, par value $0.001 per share (“Common Stock”), on a fully diluted, as converted basis) (the “Preemptive Rights Offering”).

The Company also agreed to reimburse Pegasus and Riverwood for their reasonable and documented out-of-pocket fees and expenses incurred in connection with the Preferred Offering.

In connection with the Preferred Offering, the Board has appointed Mr. Philip Handy, who has been a member of the Board since May 2013, to serve as Chairman of the Board. He succeeds Mr. Nic Brathwaite, who served as Chairman of the Board since June 2012 and who will continue to serve as a member of the Board.

Wells Fargo Bank, National Association consented to the Preferred Offering and the transactions contemplated thereby.

The Company obtained the approval of the Committee of Independent Directors of the Board (the “Independent Committee”) with respect to the Preferred Offering.

Series J Certificate of Designation

On the Issuance Date, and in conjunction with the Preferred Offering, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware designating 50,000 shares of its preferred stock as Series J Preferred Stock and setting forth the designations, preferences, voting rights and other special rights of the Series J Preferred Stock (the “Series J Certificate of Designation”). The Series J Preferred Stock is senior to the Series H Preferred Stock, the Series I Preferred Stock and the Common Stock and is entitled to dividends of the same type as any dividends or other distribution payable or to be made on outstanding shares of Common Stock, on an as converted basis. Each share of Series J Preferred

Stock is convertible at any time, at the election of the holder thereof, into the number of shares of Common Stock equal to the quotient obtained by dividing (a) the Stated Value by (b) the $0.95 conversion price (the “Conversion Price”), subject to adjustment in accordance with the terms of the Series J Certificate of Designation (the “Optional Conversion Shares”).

Upon the consummation of an underwritten public offering (a “QPO”) where (i) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100 million and (ii) the market capitalization of the Company immediately after consummation of the offering is no less than $500 million, each outstanding Preferred Share will automatically convert into the number of shares of Common Stock equal to the greater of (a) the number of Optional Conversion Shares or (b) the quotient obtained by dividing (i) the Returned Value (as defined below) by (ii) the price per share of Common Stock paid by the public in the QPO.

The Company must redeem all outstanding shares of Series J Preferred Stock for an amount in cash equal to the Liquidation Amount (as defined below) upon the Company’s receipt of a notice from the holders of Series H Preferred Stock that would require the Company to redeem the shares of Series H Preferred Stock pursuant to the Series H Certificate of Designation. The redemption of any shares of Series J Preferred Stock would be senior and prior to any redemption of Series H Preferred Stock or Series I Preferred Stock and any holder of shares of Series J Preferred Stock may elect to have less than all or none of such holder’s Preferred Shares redeemed. After the Company has redeemed any shares of Series H Preferred Stock, at any time thereafter each holder of shares of Series J Preferred Stock may elect to have all or a portion of such holder’s Preferred Shares redeemed by the Company for an amount in cash equal to the Liquidation Amount of such Preferred Shares.

The “Liquidation Amount” of each Preferred Share is equal to the greater of (a) the fair market value of the Optional Conversion Shares and (b) if the applicable reference date occurs (i) on or prior to May 26, 2014, an amount equal to the product obtained by multiplying (A) the Stated Value by (B) 1.75; and (ii) subsequent to May 26, 2014, an amount equal to the product obtained by multiplying (A) the Stated Value by (B) 2.0 (collectively, the “Returned Value”).

In connection with any Qualified Follow-On (defined below) where Pegasus and Riverwood (i) collectively hold a majority of the then-outstanding Preferred Shares and (ii) each elects to convert all outstanding Preferred Shares held by such entity in connection with such Qualified Follow-On, then all other then-outstanding Preferred Shares will be mandatorily exchanged into an equivalent face amount of the Company’s debt or equity securities sold in such offering (“Follow-On Securities”). Such mandatory exchange obligation is only applicable in connection with a subsequent offering of the Company’s debt or equity securities (other than the Preemptive Rights Offering and certain other permitted offering) that is (i) a Follow-On Offering (defined below) and (ii) led by Riverwood, Portman Limited, Cleantech Europe II (A) LP, Cleantech Europe II (B) LP or any of their affiliates (a “Qualified Follow-On”).

If any Follow-On Securities issued pursuant to a Qualified Follow-On would permit the holders of such securities to receive shares of Common Stock at a price per share that is less than the Conversion Price, then the Conversion Price would be adjusted to equal the price at which the holders of such Follow-On Securities are able to convert such Follow-On Securities into shares of Common Stock.

If, in connection with any subsequent offerings of the Company’s debt or equity securities (other than the Preemptive Rights Offering and certain other permitted offerings) that is consummated on or before the earlier of: (i) March 11, 2014 (subject to extension) and (ii) the consummation of the one or more Qualified Follow-Ons that result in aggregate gross proceeds payable to the Company equal to or in excess of $30 million (a “Follow-On Offering”), and either of the Certificates of Designation is amended to include a term that is more favorable than the terms present in the other Certificate of Designation (any such amendment, an “Improved Term”), then the Certificate of Designation that did not include the Improved Term will be amended to include such Improved Term, and the Series J Certificate of Designation will be similarly amended to include such Improved Term as applicable (the amendments described in this paragraph, collectively, the “Improved Term Protections”).

So long as Pegasus and Riverwood, as the “Primary Investors” of the Series J Preferred Stock (as such term is defined therein), continue to beneficially hold a prescribed number of Preferred Shares, the Company may not take certain actions without first obtaining the written consent of each of Pegasus and Riverwood. These actions include, but are not limited to, re-issuing any Preferred Shares that have been converted or redeemed; paying dividends, engaging in any recapitalization, merger, consolidation, reorganization or similar transaction; incurring indebtedness in excess of $50.0 million, subject to certain exceptions; or appointing a new, or removing the then-current, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer.

Except with respect to certain specified actions, any other holder of Preferred Shares generally will not have a right to vote on any matter other than those prescribed by Delaware law and amendments or changes to the rights of the Preferred Shares that would disproportionately and adversely affect them.

The foregoing description of the Series J Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference

Series J Subscription Agreement

In addition to the rights provided in the Series J Certificate of Designation, the Series J Subscription Agreement provides Pegasus and Riverwood with the right to exchange all or any part of the Preferred Shares held by such purchaser for certain Follow-On Securities.

Pegasus and Riverwood will have the right to exchange any or all of the Preferred Shares held by such purchaser into an equivalent face amount of Follow-On Securities on substantially the same terms and conditions as those that govern the Qualified Follow-On. However, if (i) the Qualified Follow-On results in gross proceeds to the Company of greater than $50 million and (ii) existing holders of the Company’s Series H Preferred Stock and Series I Preferred Stock purchase Follow-On Securities that results in gross proceeds to the Company of greater than $30 million, then Pegasus shall only have the right to exchange its Preferred Shares for Follow-On Securities if Pegasus purchases at least 30% of such Follow-On Securities over $50 million.

If both Riverwood and Pegasus fully exercise their rights to exchange all of their respective Preferred Shares into Follow-On Securities, then all other then-outstanding Preferred Shares will be mandatorily exchanged into the equivalent face amount of Follow-On Securities. Further, the Series J Subscription Agreement contains the Improved Term Protections.

Pursuant to the Series J Subscription Agreement, if the Company has sold fewer than 20,000 Preferred Shares after the expiration of the Preemptive Rights Offering, Pegasus has agreed to purchase the number of Preferred Shares equal to 20,000 minus the aggregate number of Preferred Shares issued in the Preferred Offering and the Preemptive Rights Offering at a price per share equal to the Stated Value.

The foregoing description of the Series J Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Series J Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Certificates of Designation and Preferred Stock Subscription Agreements

On the Issuance Date, and in connection with the Preferred Offering, Riverwood and Pegasus, as the “Primary Investors” of the Series H Preferred Stock and Series I Preferred Stock, respectively (as such is defined therein, respectively), approved the Amended and Restated Series H Certificate of Designation and the Amended and Restated Series I Certificate of Designation (collectively, the “Amended Certificates of Designation”) and certain holders of shares of Series H Preferred Stock and Series I Preferred Stock agreed to make certain amendments to the agreements entered into in connection with the purchase of (i) the shares of Series H Preferred Stock and Series I Preferred Stock and (ii) the Company’s previously issued shares of Series F Preferred Stock and Series G Preferred Stock, which were subsequently converted into shares of Series H Preferred Stock and Series I Preferred Stock (collectively, the “Preferred Stock Subscription Agreements”).

The Amended Certificates of Designation amend the terms of the Certificates of Designation to, among other things, (i) reduce the price used to determine the number of shares of Common Stock each share of Series H Preferred Stock and Series I Preferred Stock can be converted into at the election of each holder from $1.18 to $0.95; (ii) remove the covenant requiring the Company to comply with certain minimum thresholds related to the Company’s consolidated earnings before interest, taxes, depreciation and amortization for the 2013 and 2014 fiscal years; (iii) increase, from $10 million to $50 million, the amount of indebtedness the Company can incur without the consent of Riverwood and Pegasus (in each case, in their capacity as “Primary Investor” of the Series H Preferred Stock and Series I Preferred Stock, respectively) and (iv) make certain other clarifying amendments to the Certificates of Designation.

The amendments to the Preferred Stock Subscription Agreements include the termination of the right of the holders to seek indemnification from the Company for certain breaches of the representations and warranties contained in the Preferred Stock Subscription Agreements (the “Subscription Agreement Amendments”).

In addition to Riverwood and Pegasus, certain other holders of shares of Series H Preferred Stock and Series I Preferred Stock consented to the Amended Certificates of Designation.

The foregoing description of the Amended Certificates of Designation and the Subscription Agreement Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Certificates of Designation and Subscription Agreement Amendments, which are filed as Exhibits 4.2, 4.3, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant

As compensation for the advisory services provided by Pegasus, the Company issued a Warrant to LSGC Holdings on September 11, 2013 (the “Warrant”). The Warrant represents the right to purchase 10,000,000 shares of Common Stock (the “Warrant Shares”). The exercise price for such Warrant will be determined at the date of exercise and be equal to the difference obtained by subtracting (a) the fair market value for each share of Common Stock on the day immediately preceding the date of exercise and (b) the quotient obtained by dividing (i) approximately 2.764% of the amount by which the total equity value of the Company exceeds $523,905,541.61 (as may be adjusted for subsequent capital raises) by (ii) the number of Warrant Shares; provided, however, that for so long as the total equity value of the Company is less than or equal to $523,905,541.61 (as may be adjusted for subsequent capital raised) the Warrant shall be unexercisable and deemed to have to value. The Warrant also provides for certain anti-dilution adjustments. The Warrant, if unexercised, expires on May 25, 2022.

The Company obtained the approval of the Independent Committee with respect to the Warrant.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Preferred Shares and the Warrant were issued by the Company pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On September 11, 2013, the Company filed the Series J Certificate of Designation and the Amended Certificates of Designation with the Secretary of State of the State of Delaware.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: September 13, 2013	By:	/s/ Thomas C. Shields
	Name:	Thomas C. Shields
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Certificate of Designation of Series J Preferred Stock filed with the Secretary of State of Delaware on September 11, 2013.

4.2	Amended and Restated Certificate of Designation of Series H Preferred Stock filed with the Secretary of State of Delaware on September 11, 2013.

4.3	Amended and Restated Certificate of Designation of Series I Preferred Stock filed with the Secretary of State of Delaware on September 11, 2013.

4.4	Warrant, dated as of September 11, 2013, by and between Lighting Science Group Corporation and LSGC Holdings II LLC.

10.1	Preferred Stock Subscription Agreement, dated September 11, 2013, by and between Lighting Science Group Corporation, RW LSG Holdings LLC, PCA LSG Holdings, LLC and LSGC Holdings II LLC.

10.2	Amendment to Preferred Stock Subscription Agreement, dated September 11, 2013, by and between Lighting Science Group Corporation and Portman Limited.

10.3	Amendment to Preferred Stock Subscription Agreement, dated September 11, 2013, by and among Lighting Science Group Corporation, Cleantech Europe II (A) LP and Cleantech Europe II (B) LP.

10.4	Amendment to Preferred Stock Subscription Agreement, dated September 11, 2013, by and among Lighting Science Group Corporation, RW LSG Holdings LLC and each of the other parties signatory thereto.